THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1. Election of Directors Nominees:	FOR all nominees	WITHHOLD
	listed below	AUTHORITY	2.	To ratify the appointment of	FOR	AGAINST	ABSTAIN
01 Shmuel BenTov 02 Rabin K. Dhoble 03 Shankar N.Ram 04 Daniel L. Thomas 05 Shri S. Jambunathan	(except as marked to the contrary below. ☐	to vote for all nominees listed below. ☐		Mercadien P.C., as independent public accountants of the Company for the fiscal year ending December 31, 2007.	☐	☐	☐
06 Divya Ramachandran 07 Kishan Grama Ananthram			3.	In his or her discretion, the proxy is authorized to vote upon such other matters as may properly come before the meeting.

Instruction: to withhold authority to vote for any nominee(s), write such nominee(s )’ name(s) below.)

_______________________________________________

Signature(s)	Dated	, 2007

NOTE : Please sign exactly as the name appears on this card. When shares are held by two or more persons, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

FOLD AND DETACH HERE

HELIOS & MATHESON NORTH AMERICA INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Shmuel BenTov, Chairman, Chief Executive Officer and President of, and Salvatore M. Quadrino, Chief Financial Officer of, Helios & Matheson North America Inc., a New York corporation (the “Company”) and each of them as proxy for the undersigned, with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated below, all of the shares of common stock, $0.01 par value per share, of the Company that the undersigned is entitled to vote at the 2007 Annual Meeting of Shareholders of the Company, to be held on May 23, 2007, at 10:00 a.m. (local time), at the offices of the Company’s counsel, Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017 and at any adjournments or postponements thereof, in accordance with the directions as follows with respect to the following matters (and with discretionary authority as to any and all other):

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.  IF YOU SIGN AND RETURN THIS PROXY WITHOUT GIVING ANY INSTRUCTION, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL OF THE NOMINEES NAMED BELOW AND FOR ALL OTHER PROPOSALS OR OTHERWISE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE